EXHIBIT 99.1

ORCHID ISLAND CAPITAL ANNOUNCES SECOND QUARTER 2016 RESULTS

VERO BEACH, Fla. (July 27, 2016) – Orchid Island Capital, Inc. (NYSE:ORC) ("Orchid" or the "Company"), a real estate investment trust ("REIT"), today announced results of operations for the three month period ended June 30, 2016.

Second Quarter 2016 Highlights

	Net income of $6.5 million, or $0.29 per common share (including net realized and unrealized losses on RMBS and derivative instruments of an aggregate of $7.3 million, or $0.33 per share)
	Second quarter total dividends declared and paid of $0.42 per common share
	Book value per share of $10.86 at June 30, 2016

2.5% economic gain on common equity for the quarter, or 9.8% annualized, comprised of $0.42 dividend per common share and $0.15 decrease in net book value per common share, divided by beginning book value per share

	Company to discuss results on Thursday, July 28, 2016, at 10:00 AM ET

Details of Second Quarter 2016 Results of Operations

The Company reported net income of $6.5 million for the three month period ended June 30, 2016, compared with net loss of $2.8 million for the three month period ended June 30, 2015. The second quarter net income included net interest income of $15.9 million, net portfolio losses of $7.3 million (which includes realized and unrealized gains (losses) on securities sold and derivative instruments), management fees and allocated overhead of $1.3 million, accrued compensation of $0.2 million, audit, legal and other professional fees of $0.2 million, and other operating, general and administrative expenses of $0.4 million.

Capital Allocation and Return on Invested Capital

The Company allocates capital to two RMBS sub-portfolios, the pass-through RMBS portfolio ("PT RMBS"), and the structured RMBS portfolio, consisting of interest only ("IO") and inverse interest-only ("IIO") securities. As of March 31, 2016, approximately 59% of the Company's investable capital (which consists of equity in pledged PT RMBS, available cash and unencumbered assets) was deployed in the PT RMBS portfolio. At June 30, 2016, the allocation to the PT RMBS had increased by 3% to approximately 62%.

The table below details the changes to the respective sub-portfolios during the quarter, as well as the returns generated by each.

(in thousands)
Portfolio Activity for the Quarter
			Structured Security Portfolio
	Pass-Through		Interest-Only		Inverse Interest
	Portfolio		Securities		Only Securities		Sub-total		Total
Market value - March 31, 2016	$1,881,545		$56,607		$38,893		$95,500		$1,977,045
Securities purchased	741,821		10,873		-		10,873		752,694
Securities sold		(454,151)	-		-		-		(454,151)
Gains on sales	10		-		-		-		10
Return of investment	n/	a		(5,207)		(2,375)		(7,582)	(7,582)
Pay-downs		(49,021)	n/	a	n/	a	n/	a	(49,021)
Premium lost due to pay-downs		(4,511)	n/	a	n/	a	n/	a	(4,511)
Mark to market gains (losses)	15,548			(6,355)		(420)		(6,775)	8,773
Market value - June 30, 2016	$2,131,241		$55,918		$36,098		$92,016		$2,223,257

The tables below present the allocation of capital between the respective portfolios at June 30, 2016 and March 31, 2016, and the return on invested capital for each sub-portfolio for the three month period ended June 30, 2016.  The return on invested capital in the PT RMBS and structured RMBS portfolios was approximately 11.2% and (6.9)%, respectively, for the second quarter of 2016. The combined portfolio generated a return on invested capital of approximately 3.7%.

($ in thousands)
Capital Allocation
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
June 30, 2016
Market value	$2,131,241	$55,918	$36,098	$92,016	$2,223,257
Cash(1)	80,060	-	-	-	80,060
Borrowings(2)	(2,060,827)	-	-	-	(2,060,827)
Total	$150,474	$55,918	$36,098	$92,016	$242,490
% of Total	62.1%	23.0%	14.9%	37.9%	100.0%
March 31, 2016
Market value	$1,881,545	$56,607	$38,893	$95,500	$1,977,045
Cash(3)	194,023	-	-	-	194,023
Borrowings(4)	(1,939,489)	-	-	-	(1,939,489)
Total	$136,079	$56,607	$38,893	$95,500	$231,579
% of Total	58.8%	24.4%	16.8%	41.2%	100.0%

(1)	At June 30, 2016, total cash was reduced by unsettled security purchases of approximately $4.3 million.
(2)
At June 30, 2016, there were outstanding repurchase agreement balances of $23.3 million and $18.2 million secured by IO and IIO securities, respectively.  We entered into these arrangements to generate additional cash to invest in PT RMBS; therefore, we have not considered these balances to be allocated to the structured securities strategy.

(3)	At March 31, 2016, total cash was reduced by unsettled security purchases of approximately $21.5 million and increased by unsettled securities sales of approximately $132.7 million.
(4)
At March 31, 2016, there were outstanding repurchase agreement balances of $24.3 million and $20.1 million secured by IO and IIO securities, respectively.  We entered into these arrangements to generate additional cash to invest in PT RMBS; therefore, we have not considered these balances to be allocated to the structured securities strategy.

($ in thousands)
Returns for the Quarter Ended June 30, 2016
		Structured Security Portfolio
	Pass-Through	Interest-Only		Inverse Interest
	Portfolio	Securities		Only Securities		Sub-total		Total
Income / (loss) (net of borrowing cost)	$15,742		$(415)	$578		$163		$15,905
Realized and unrealized gains / (losses)	11,047		(6,355)		(420)		(6,775)	4,272
Derivative losses	(11,591)	n/	a	n/	a	n/	a	(11,591)
Total Return	$15,198		$(6,770)	$158			$(6,612)	$8,586
Beginning Capital Allocation	$136,079	$56,607		$38,893		$95,500		$231,579
Return on Invested Capital for the Quarter(1)	11.2%		(12.0)%		0.4%		(6.9)%	3.7%
Average Capital Allocation(2)	$143,277	$56,263		$37,496		$93,759		$237,036
Return on Average Invested Capital for the Quarter(3)	10.6%		(12.0)%		0.4%		(7.1)%	3.6%

(1)	Calculated by dividing the Total Return by the Beginning Capital Allocation, expressed as a percentage.
(2)	Calculated using two data points, the Beginning and Ending Capital Allocation balances.
(3)	Calculated by dividing the Total Return by the Average Capital Allocation, expressed as a percentage.

Prepayments

For the quarter, Orchid received $56.5 million in scheduled and unscheduled principal repayments and prepayments, which equated to a constant prepayment rate ("CPR") of approximately 11.0% for the second quarter of 2016.  Prepayment rates on the two RMBS sub-portfolios were as follows (in CPR):

		Structured
	PT RMBS	RMBS	Total
Three Months Ended	Portfolio (%)	Portfolio (%)	Portfolio (%)
June 30, 2016	8.4	15.9	11.0
March 31, 2016	5.5	12.4	8.2
December 31, 2015	6.8	13.4	9.0
September 30, 2015	6.1	16.2	10.2
June 30, 2015	13.8	17.9	15.3
March 31, 2015	8.1	14.6	9.7

Portfolio

The following tables summarize certain characteristics of Orchid's PT RMBS and structured RMBS as of June 30, 2016 and December 31, 2015:

($ in thousands)
				Weighted		Weighted
		Percentage		Average		Average	Weighted	Weighted
		of	Weighted	Maturity		Coupon	Average	Average
	Fair	Entire	Average	in	Longest	Reset in	Lifetime	Periodic
Asset Category	Value	Portfolio	Coupon	Months	Maturity	Months	Cap	Cap
June 30, 2016
Adjustable Rate RMBS	$2,095	0.1%	3.10%	225	1-Sep-35	0.84	10.05%	2.00%
Fixed Rate RMBS	2,078,685	93.5%	4.23%	315	1-Jul-46	NA	NA	NA
Hybrid Adjustable Rate RMBS	50,461	2.3%	2.55%	319	1-Aug-43	79.05	7.54%	2.00%
Total Mortgage-backed Pass-through	2,131,241	95.9%	4.19%	315	1-Jul-46	NA	NA	NA
Interest-Only Securities	55,918	2.5%	3.56%	231	25-Apr-45	NA	NA	NA
Inverse Interest-Only Securities	36,098	1.6%	5.90%	315	15-Apr-45	NA	6.34%	NA
Total Structured RMBS	92,016	4.1%	4.47%	264	25-Apr-45	NA	NA	NA
Total Mortgage Assets	$2,223,257	100.0%	4.20%	313	1-Jul-46	NA	7.11%	NA
December 31, 2015
Adjustable Rate RMBS	$2,976	0.1%	3.63%	224	1-Sep-35	4.10	10.04%	2.00%
Fixed Rate RMBS	2,000,623	92.7%	4.22%	315	1-Dec-45	NA	NA	NA
Hybrid Adjustable Rate RMBS	52,238	2.4%	2.55%	325	1-Aug-43	84.93	7.55%	2.00%
Total Mortgage-backed Pass-through	2,055,837	95.2%	4.18%	315	1-Dec-45	NA	NA	NA
Interest-Only Securities	61,574	2.9%	3.58%	250	25-Apr-45	NA	NA	NA
Inverse Interest-Only Securities	40,599	1.9%	5.97%	320	15-Apr-45	NA	6.36%	NA
Total Structured RMBS	102,173	4.8%	4.53%	278	25-Apr-45	NA	NA	NA
Total Mortgage Assets	$2,158,010	100.0%	4.19%	313	1-Dec-45	NA	NA	NA

($ in thousands)
	June 30, 2016		December 31, 2015
		Percentage of		Percentage of
Agency	Fair Value	Entire Portfolio	Fair Value	Entire Portfolio
Fannie Mae	$1,707,403	76.8%	$1,747,699	81.0%
Freddie Mac	506,310	22.8%	394,256	18.3%
Ginnie Mae	9,544	0.4%	16,055	0.7%
Total Portfolio	$2,223,257	100.0%	$2,158,010	100.0%

	June 30, 2016	December 31, 2015
Weighted Average Pass-through Purchase Price	$108.62	$108.05
Weighted Average Structured Purchase Price	$13.84	$14.18
Weighted Average Pass-through Current Price	$110.02	$107.56
Weighted Average Structured Current Price	$11.66	$14.17
Effective Duration (1)	2.272	2.753
(1)
Effective duration of 2.272 indicates that an interest rate increase of 1.0% would be expected to cause a 2.272% decrease in the value of the RMBS in the Company's investment portfolio at June 30, 2016. An effective duration of 2.753 indicates that an interest rate increase of 1.0% would be expected to cause a 2.753% decrease in the value of the RMBS in the Company's investment portfolio at December 31, 2015. These figures include the structured securities in the portfolio, but do not include the effect of the Company's funding cost hedges.  Effective duration quotes for individual investments are obtained from The Yield Book, Inc.

Financing, Leverage and Liquidity

As of June 30, 2016, the Company had outstanding repurchase obligations of approximately $2,060.8 million with a net weighted average borrowing rate of 0.69%.  These agreements were collateralized by RMBS with a fair value, including accrued interest, of approximately $2,185.8 million and cash pledged to counterparties of approximately $3.6 million. In June 2016, the Company purchased assets with a fair value of approximately $4.3 million, which settle in July 2016 that are expected to be funded by repurchase agreements.  The Company's leverage ratio at June 30, 2016 was 8.5 to 1 (excluding the $4.3 million of payable for unsettled securities purchased at June 30, 2016). At June 30, 2016, the Company's liquidity was approximately $104.7 million, consisting of unpledged RMBS (excluding the value of the unsettled purchases) and cash and cash equivalents.  To enhance our liquidity even further, we may pledge more of our structured RMBS as part of a repurchase agreement funding, but retain the cash in lieu of acquiring additional assets.  In this way we can, at a modest cost, retain higher levels of cash on hand and decrease the likelihood we will have to sell assets in a distressed market in order to raise cash.  Below is a listing of outstanding borrowings under repurchase obligations at June 30, 2016.

($ in thousands)
			Weighted		Weighted
	Total		Average		Average
	Outstanding	% of	Borrowing	Amount	Maturity
Counterparty	Balances(1)	Total	Rate	at Risk(2)	in Days
Citigroup Global Markets, Inc.	$269,967	13.2%	0.72%	$18,441	13
J.P. Morgan Securities LLC	216,100	10.5%	0.72%	14,501	34
South Street Securities, LLC	187,788	9.1%	0.66%	10,649	3
ICBC Financial Services, LLC	146,010	7.1%	0.67%	8,123	11
ED&F Man Capital Markets Inc.	139,883	6.8%	0.70%	8,085	47
Goldman Sachs & Co.	128,056	6.2%	0.72%	9,388	15
Cantor Fitzgerald & Co.	122,588	5.9%	0.70%	6,682	21
Mitsubishi UFJ Securities (USA), Inc.	121,991	5.9%	0.67%	6,903	11
Wells Fargo Bank, N.A.	102,708	5.0%	0.66%	5,903	12
Natixis, New York Branch	101,447	4.9%	0.65%	4,616	10
Daiwa Capital Markets America, Inc.	99,205	4.8%	0.64%	5,380	8
KGS-Alpha Capital Markets, L.P.	87,506	4.2%	0.70%	5,072	20
RBC Capital Markets, LLC	74,475	3.6%	0.67%	4,429	12
Nomura Securities International, Inc.	70,316	3.4%	0.66%	4,059	41
Guggenheim Securities, LLC	67,113	3.3%	0.68%	3,825	54
Mizuho Securities USA, Inc.	64,354	3.1%	0.83%	8,587	39
FHLB-Cincinnati	57,105	2.8%	0.65%	2,182	1
Suntrust Robinson Humphrey, Inc.	4,215	0.2%	0.57%	281	8
Total / Weighted Average	$2,060,827	100.0%	0.69%	$127,106	19

(1)
In June 2016, the Company purchased assets with a fair value of approximately $4.3 million, which settle in July 2016 that are expected to be funded by repurchase agreements.  The anticipated borrowings are not included in the table above.

(2)
Equal to the sum of the fair value of securities sold, accrued interest receivable and cash posted as collateral (if any), minus the sum of repurchase agreement liabilities, accrued interest payable and the fair value of securities posted by the counterparties (if any).

Hedging

In connection with its interest rate risk management strategy, the Company economically hedges a portion of the cost of its repurchase agreement funding against a rise in interest rates by entering into derivative financial instrument contracts.  The Company has not elected hedging treatment under U.S. generally accepted accounting principles ("GAAP") in order to align the accounting treatment of its derivative instruments with the treatment of its portfolio assets under the fair value option election. As such, all gains or losses on these instruments are reflected in earnings for all periods presented.  At June 30, 2016, such instruments were comprised of Eurodollar and Treasury note ("T-Note") futures contracts and interest rate swap agreements.

The table below presents information related to the Company's Eurodollar and T-Note futures contracts at June 30, 2016.

($ in thousands)
	Average	Weighted	Weighted
	Contract	Average	Average
	Notional	Entry	Effective	Open
Expiration Year	Amount	Rate	Rate	Equity(1)
Eurodollar Futures Contracts (Short Positions)
2016	$200,000	1.68%	0.66%	$(1,019)
2017	200,000	2.14%	0.75%	(2,776)
2018	200,000	2.53%	0.94%	(3,181)
2019	200,000	2.55%	1.07%	(743)
Total / Weighted Average	$200,000	2.24%	0.83%	$(7,719)

Treasury Note Futures Contracts (Short Positions)(2)
September 2016 10 year T-Note futures
(Sep 2016 - Sep 2026 Hedge Period)	$185,000	1.65%	1.25%	$(6,099)

(1)	Open equity represents the cumulative gains (losses) recorded on open futures positions from inception.
(2)	T-Note futures contracts were valued at a price of $132.98 at June 30, 2016. The nominal value of the short position was $246.0 million.

The table below presents information related to the Company's interest rate swap positions at June 30, 2016.

($ in thousands)
		Average		Net
		Fixed	Average	Estimated	Average
	Notional	Pay	Receive	Fair	Maturity
Expiration	Amount	Rate	Rate	Value	(Years)
> 3 to ≤ 5 years	$600,000	1.05%	0.63%	$(5,560)	3.6

Dividends

In addition to other requirements that must be satisfied to qualify as a REIT, we must pay annual dividends to our stockholders of at least 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gains. We intend to pay regular monthly dividends to our stockholders and have declared the following dividends since our February 2013 IPO.

(in thousands, except per share data)
Year	Per Share Amount	Total
2013	$1.395	$4,662
2014	2.160	22,643
2015	1.920	38,748
2016 - YTD(1)	0.980	21,618
Totals	$6.455	$87,671

(1)
On July 13, 2016, the Company declared a dividend of $0.14 per share to be paid on July 29, 2016. The effect of this dividend is included in the table above, but is not reflected in the Company's financial statements as of June 30, 2016.

Peer Performance

The table below presents total return data for Orchid compared to a selected group of peers for periods through March 31, 2016.

Portfolio Total Rate of Return Versus Peer Group Average
			ORC Spread
	Orchid		Over / (Under)
	Total Rate	Peer	Peer
	of Return(1)	Average(1)(2)	Average(3)
Second Quarter 2013	(3.0)%	(12.6)%	9.6%
Third Quarter 2013	(2.2)%	0.4%	(2.6)%
Fourth Quarter 2013	3.3%	(1.1)%	4.3%
Stub 2013 (Annualized)(4)	(2.8)%	(17.5)%	14.6%
First Quarter 2014(5)	(2.9)%	4.3%	(7.3)%
Second Quarter 2014	9.0%	7.2%	1.8%
Third Quarter 2014	5.8%	0.7%	5.1%
Fourth Quarter 2014	2.5%	3.0%	(0.5)%
2014 Total Return(5)	13.6%	15.6%	(2.0)%
First Quarter 2015	2.7%	1.4%	1.3%
Second Quarter 2015	0.4%	(1.8)%	2.2%
Third Quarter 2015	(2.2)%	(1.5)%	(0.6)%
Fourth Quarter 2015	3.2%	0.3%	2.9%
2015 Total Return	3.8%	(1.6)%	5.4%
First Quarter 2016	(1.8)%	(0.8)%	(1.0)%
One Year Return - 4/1/15 - 3/31/16	(0.5)%	(3.7)%	3.2%
Two Year Return - 4/1/14 - 3/31/16(5)	20.0%	9.0%	11.0%
ORC IPO to First Quarter 2016 - 3/31/13 - 3/31/16(4)(5)	11.9%	(2.0)%	14.0%

Source: Company SEC filings and press releases
(1)
Total rate of return for each period is change in book value per share over the period plus dividends per share declared divided by the book value per share at the beginning of the period. None of the return calculations are annualized except the Stub 2013 calculation.

(2)	The peer average is the unweighted, simple, average of the total rate of return for each of the following companies in each respective measurement period: NLY, ANH, CMO, CYS, ARR, HTS and AGNC.
(3)	Represents the total return for Orchid minus peer average in each respective measurement period.
(4)
Orchid completed its Initial Public Offering, or IPO, in February 2013.  We have elected to start our comparison beginning with Orchid's first full operating quarter, which was the second quarter of 2013. The Orchid IPO price was $15.00 per share on February 13, 2013, and Orchid paid its first dividend of $0.135 per share in March 2013. The book value per share at March 31, 2013 was $14.98.

(5)
At January 1, 2014, Orchid had 3,341,665 shares outstanding and a book value per share of $13.40.  During the first quarter of 2014 Orchid completed two secondary offerings in which it sold 5,750,000 shares at a price of $11.86 per share net of fees and offering costs.  The book value per share as of March 31, 2014 was $12.47.

Book Value Per Share

The Company's book value per share at June 30, 2016 was $10.86. The Company computes book value per share by dividing total stockholders' equity by the total number of shares outstanding of the Company's common stock. At June 30, 2016, the Company's stockholders' equity was $243.7 million with 22,430,858 shares of common stock outstanding.

Stock Offerings

On March 2, 2015, Orchid entered into a third equity distribution agreement (the "March 2015 Equity Distribution Agreement") with two sales agents pursuant to which the Company may offer and sell, from time to time, up to an aggregate amount of $100,000,000 of shares of the Company's common stock in transactions that are deemed to be "at the market" offerings and privately negotiated transactions.  The March 2015 Equity Distribution Agreement replaced the September 2014 Equity Distribution Agreement. Through June 30, 2016, the Company issued a total of 6,867,855 shares under the March 2015 Equity Distribution Agreement for aggregate proceeds of approximately $89.7 million, net of commissions and fees. After June 30, 2016, the Company issued an additional 350,911 shares under the March 2015 Equity Distribution Agreement for aggregate proceeds of approximately $3.5 million, net of commissions and fees.

Management Commentary

Commenting on the second quarter, Robert E. Cauley, Chairman and Chief Executive Officer, said, "The second quarter of 2016 was in many respects a continuation of what we saw in the first quarter, albeit with a few twists and turns as the market reacted to the events that unfolded.  At the conclusion of the Federal Reserve Open Market Committee meeting in late April, the committee released a statement that was perceived to be dovish by the market.  The committee was seen to be backing away from earlier calls for two to three rate increases in 2016 and more concerned with market turmoil and events abroad.  However, the market reaction was apparently stronger than the committee expected. The committee once again reversed their tone in May, and several governors and committee members returned to their data dependent focus in their public comments – appearing to try to talk the market back into expecting further policy normalization. This seemed to make sense as the incoming economic data improved and events overseas moderated.  Just as the market was starting to price in a meaningful probability of a rate hike in June, the May non-farm payroll data was released in early June.  The lone stalwart of the expansion, job growth, appeared to slow dramatically. The market was taken by surprise by the magnitude of the slowdown in job creation. Once again the market reversed course, and the futures market priced out most policy adjustments for the balance of the year.  Later in the month the Federal Reserve conducted their scheduled meeting, and at the press conference Chair Yellen stressed the committee would be even more patient in normalizing rates and needed to see more data on the employment front to determine if the June report was the start of a new trend or an aberration.  The chair also cited the pending referendum in the United Kingdom ("UK") the following week regarding the potential exit of the UK from the European Union ("EU"), referred to as "Brexit," as another reason for patience. The following week the market was stunned when voters in the UK voted in favor of the referendum and opted to leave the EU, albeit the process could take up to two years. The initial market reaction was violent, and the futures market priced in a small probability of an easing of monetary policy by the Fed in the months ahead.  The second quarter ended with rates, particularly longer term rates, at or near all-time lows. In early July Germany issued 10 year bunds with a negative yield for the first time.

"These events made for a volatile market as expectations for the path of the economy, Federal Reserve monetary policy and the status of the EU changed violently and often over the course of the second quarter.  This volatility has abated so far in the third quarter.  The impact of these events in the second quarter on the mortgage market was to push spreads wider and heighten prepayment fears. As we moved into July two things changed – although only slightly. First the economic data, starting with the June non-farm payroll report on July 8th, strengthened, and the May report appeared to be an aberration.  Subsequent data has been strong and the economy appears to be well on its way to recovering from a slowdown in the first quarter.  After initially being reported as less than 1%, GDP growth in the first quarter appears to have been slightly over one percent and higher than 2% in the second quarter.  The second development was the fall-out from the "Brexit" appears to have been minimal. Since the event in late June, the European Central Bank has held a meeting and opted to maintain their current monetary policy as they wait to further assess the impact, if any, from the referendum. The Bank of England reached a similar conclusion at their initial meeting after the vote. The markets have reacted accordingly as equities, both here and in Europe, have returned to levels seen before the vote.  Interest rates have moved off the extreme lows seen immediately after the vote, but have yet to reach pre-Brexit levels, as is the case with the British Pound.  Mortgages have tightened, although still trade at slightly wider levels than those seen before the vote.  Importantly for us, primary mortgage rates did not react meaningfully to the sharp rally in rates as originators appear to be unable or unwilling to lower rates available to borrowers as much as the move in benchmark rates would suggest. Given the turn in economic data, the front end of the curve, and funding levels, have stabilized and are in fact higher than before the UK referendum.  This has likely kept originators from lowering primary rates as their margins would be squeezed further if they lowered rates to borrowers.

"The events of the second quarter had a negative impact on our book value per share, although far less than the first quarter.  Our portfolio remains biased towards higher coupon, fixed rate securities with various forms of prepayment protection, interest only and inverse interest only securities, and funding hedges positioned primarily on the belly of the curve and, to a lesser extent, the ten year part of the curve. Our greatest source of interest rate sensitivity, or duration, and convexity of the portfolio lies in the pay-up premiums on the various forms of prepayment protection we have in our pass-through securities. While our pass-through securities appreciated in price during the second quarter, the underlying coupons, 30 year 4.5% and 4.0% and 20 year 4.0% for the most part, did so only marginally.  Most of the appreciation in the pass-through portfolio was derived from the increase in pay-ups, which reached levels last seen during the first quarter of 2013.  We believe that such pay-ups represent our greatest exposure to a meaningful increase in rates should it occur.  Of course, our interest only and to a lesser extent inverse interest-only securities performed poorly during the quarter.  Our hedges, particularly the swap position and 10 year short, were hurt as long term rates globally rallied to historic low levels – all driven by the reach for yield prevalent in the market as much of the sovereign debt market trades at negative yields.  In sum, the impact of the market for the second quarter, with another leg lower in rates just like the first quarter, was more significant on our hedges than the pass-throughs and interest only securities. Our book value declined by approximately 1.4% during the second quarter.

"Prepayment speeds increased over the course of the last several months as the market has rallied.  However, our portfolio's reaction has been muted so far. For the second quarter prepayment speeds on our pass-through portfolio increased from 5.5 CPR in the first quarter to 8.4 CPR in the second.  For July the figure was 8.8 CPR.  This compares with 13.8 CPR in the second quarter of 2015, the last time the rates market rallied strongly. Our structured securities prepaid at 15.9 CPR in the second quarter and 17.4 CPR in July versus 17.9 CPR for the second quarter of 2015. We expect prepayment speeds to remain somewhat elevated over the next two months given interest rate levels and the time of year, and then moderate as we move into the fall.  The combination of flat primary mortgage rates, as I mentioned above, coupled with far less of the mortgage market "in the money" in terms of rates versus the 2015 experience, should keep speeds muted as we move into the fall and winter. In response, we have continued to add to the quality of the prepayment protection of the securities we owned and have recently added some interest only securities that were available at attractive prices following the rally.  The portfolio continues to migrate towards a higher concentration of pass-throughs as the global reach for yield seems likely to suppress long term rates and alleviate extension fears or jeopardize prepayment protection premiums meaningfully. We will continue to be ever vigilant, however, as the risk such extension poses is so material. Our interest only securities and 10 year treasury futures short represent our primary source of protection from such an event."

Earnings Conference Call Details

An earnings conference call and live audio webcast will be hosted Thursday, July 28, 2016, at 10:00 AM ET.  The conference call may be accessed by dialing toll free (877) 341-5668.  International callers dial (224) 357-2205.  The conference passcode is 51529221.  A live audio webcast of the conference call can be accessed via the investor relations section of the Company's website at www.orchidislandcapital.com, and an audio archive of the webcast will be available until November 18, 2016.

About Orchid Island Capital, Inc.

Orchid Island Capital, Inc. is a specialty finance company that invests on a leveraged basis in Agency RMBS. Our investment strategy focuses on, and our portfolio consists of, two categories of Agency RMBS: (i) traditional pass-through Agency RMBS and (ii) structured Agency RMBS, such as CMOs, IOs, IIOs and POs, among other types of structured Agency RMBS. Orchid is managed by Bimini Advisors, LLC, a registered investment adviser with the Securities and Exchange Commission.

Forward Looking Statements

Statements herein relating to matters that are not historical facts, including, but not limited to statements regarding  interest rates, liquidity, pledging of our structured RMBS, funding levels and spreads, inflation, prepayment speeds, portfolio positioning, market expectations and general economic conditions, are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The reader is cautioned that such forward-looking statements are based on information available at the time and on management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in such forward-looking statements. Important factors that could cause such differences are described in Orchid Island Capital, Inc.'s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Orchid Island Capital, Inc. assumes no obligation to update forward-looking statements to reflect subsequent results, changes in assumptions or changes in other factors affecting forward-looking statements.

CONTACT:
Orchid Island Capital, Inc.
Robert E. Cauley, 772-231-1400
Chairman and Chief Executive Officer
www.orchidislandcapital.com

Summarized Financial Statements

The following is a summarized presentation of the unaudited balance sheets as of June 30, 2016, and December 31, 2015, and the unaudited quarterly results of operations for the six and three months ended June 30, 2016 and 2015.  Amounts presented are subject to change.

ORCHID ISLAND CAPITAL, INC.
BALANCE SHEETS
($ in thousands, except per share data)
(Unaudited - Amounts Subject To Change)

	June 30, 2016	December 31, 2015
ASSETS:
Total mortgage-backed securities	$2,223,257	$2,158,010
Cash, cash equivalents and restricted cash	84,336	69,959
Accrued interest receivable	8,792	8,490
Derivative assets, at fair value	-	669
Other assets	750	4,709
Total Assets	$2,317,135	$2,241,837

LIABILITIES AND STOCKHOLDERS' EQUITY
Repurchase agreements	$2,060,827	$1,798,813
FHLB advances	-	187,500
Payable for unsettled securities purchased	4,276	-
Derivative liabilities, at fair value	5,873	-
Accrued interest payable	1,412	863
Due to affiliates	444	465
Other liabilities	620	941
Total Liabilities	2,073,452	1,988,582
Total Stockholders' Equity	243,683	253,255
Total Liabilities and Stockholders' Equity	$2,317,135	$2,241,837
Common shares outstanding	22,430,858	21,749,490
Book value per share	$10.86	$11.64

ORCHID ISLAND CAPITAL, INC.
STATEMENTS OF OPERATIONS
($ in thousands, except per share data)
(Unaudited - Amounts Subject to Change)

	Six Months Ended June 30,		Three Months Ended June 30,
	2016	2015	2016	2015
Interest income	$39,701	$31,367	$19,235	$16,753
Interest expense	(6,649)	(2,863)	(3,330)	(1,567)
Net interest income	33,052	28,504	15,905	15,186
Losses	(26,865)	(22,080)	(7,308)	(16,017)
Net portfolio income (loss)	6,187	6,424	8,597	(831)
Expenses	4,315	3,747	2,134	2,001
Net income (loss)	$1,872	$2,677	$6,463	$(2,832)
Basic and diluted net income (loss) per share	$0.08	$0.14	$0.29	$(0.14)
Weighted Average Shares Outstanding	21,853,949	18,320,359	21,920,573	19,751,871
Dividends Declared Per Common Share:	$0.84	$1.08	$0.42	$0.54

	Three Months Ended June 30,
Key Balance Sheet Metrics	2016	2015
Average RMBS(1)	$2,100,151	$1,925,746
Average repurchase agreements(1)	2,000,158	1,736,781
Average stockholders' equity(1)	241,731	257,447
Leverage ratio(2)	8.5:1	7.1:1

Key Performance Metrics
Average yield on RMBS(3)	3.66%	3.48%
Average cost of funds(3)	0.67%	0.36%
Average economic cost of funds(4)	1.11%	0.50%
Average interest rate spread(5)	2.99%	3.12%
Average economic interest rate spread(6)	2.55%	2.98%

(1)	Average RMBS, borrowings and stockholders' equity balances are calculated using two data points, the beginning and ending balances.
(2)
The leverage ratio is calculated by dividing total ending liabilities by ending stockholders' equity. At June 30, 2016 and 2015, the $4.3 million and $7.6 million, respectively of payable for unsettled securities purchased have been excluded from the total liabilities for this ratio.

(3)	Portfolio yields and costs of funds are calculated based on the average balances of the underlying investment portfolio/borrowings balances and are annualized for the quarterly periods presented.
(4)	Represents interest cost of our borrowings and the effect of derivative agreements attributed to the period related to hedging activities, divided by average borrowings.
(5)	Average interest rate spread is calculated by subtracting average cost of funds from average yield on RMBS.
(6)	Average economic interest rate spread is calculated by subtracting average economic cost of funds from average yield on RMBS.